Exhibit 10.4

FORM OF NOMINATION AND VOTING AGREEMENT

CESCA THERAPEUTICS INC.

NOMINATION AND VOTING AGREEMENT

This Nomination and Voting Agreement (this “Agreement”) is made as of [●], 2016 by and among Cesca Therapeutics Inc., a Delaware corporation (the “Company”) Boyalife Investment Inc. (“Boyalife USA”), and Boyalife (Hong Kong) Limited (“Boyalife Hong Kong”). Boyalife USA and Boyalife Hong Kong are each referred to in this Agreement, individually, as an “Investor” and, together, as the “Investors”. The Company and the Investors are referred to herein collectively as, the “Parties”.

Whereas, this Agreement is being entered into pursuant to the terms of that certain Purchase Agreement by and between the Parties dated as of February 2, 2016 (the “Purchase Agreement”); and

Whereas, as a condition to the consummation of the transactions contemplated by the Purchase Agreement (the “Financing”), pursuant to which, among other things, the Company issued to Boyalife USA that certain debenture in the form attached as Exhibit A to the Purchase Agreement (the “Debenture”), the Parties have agreed to enter into this Agreement, which grants to Boyalife Hong Kong the right to designate one member to the Company’s Board of Directors (the “Board”) and imposes certain other limitations on nominations of additional members to the Board by the Investors.

Now, Therefore, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

1.     Board of Directors.

(a)     Designation of Directors. Until the termination of this Agreement pursuant to Section 5 hereof, or as otherwise set forth below, Boyalife Hong Kong shall have the right to designate certain members to the Company’s Board (each, individually, an “Investor Designee” and, collectively, the “Investor Designees”) as follows:

(i)     For so long as the principal outstanding under the Debenture remains outstanding and Boyalife Hong Kong continues to own of record or beneficially at least twenty percent (20%) of issued and outstanding shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), Boyalife Hong Kong shall have the right to designate one member to the Company’s Board; and

(ii)     Upon a conversion into Common Stock of all the principal and interest outstanding under the Debenture and which such conversion constitutes a Change in Control, then (A) the Investors shall have the right to designate three members to the Company’s Board and (B) the Company shall, as soon as reasonably practicable following such conversion, fix and maintain the size of the Company’s Board at seven (7) directors. For this purposes of this Section 1(a)(ii), “Change in Control” means a conversion of the Debenture which results in the Investors owning at least 50% of the Company’s shares of Common Stock on a fully diluted basis.

(b)     Further Nominations. The Investors agree, with respect to matters related to nominating directors to serve on the Board, to refrain from taking and cause their Affiliates to refrain from taking, and shall not take and shall cause their Affiliates not to take, any action to nominate any person or group of persons to serve as directors on the Board, other than the Investor Designee. The Investors agree to execute and deliver, and cause their Affiliates to execute and deliver, all such instruments and documents and do, and cause their Affiliates to do, all such other acts and things as may be necessary to more fully effectuate the agreement set forth in this Section 1(b). For purposes of his Agreement, the term “Affiliate” means (i) any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such person or entity, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended, and (ii) any purchaser or transferee of the Shares (as defined below) in which an Investor or its Affiliates have any direct or indirect ownership interest.

(c)     Changes in Designees. From time to time so long as Boyalife Hong Kong has the right to designate an Investor Designee, Boyalife Hong Kong, in its sole discretion, shall:

(i)     notify the Company in writing of an intention to remove from the Board any incumbent Investor Designee; or

(ii)     notify the Company in writing of an intention to select a new Investor Designee to the Board (whether to replace a prior Investor Designee or to fill a vacancy in such Investor Designee Board seat).

In the event of such an initiation of a removal or selection of an Investor Designee under this Section 1(a) and (c), the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate stockholders.

2.     Support of Approval of Equity Incentive Plan. Each of the Investors shall vote, or cause to be voted, all shares of the Company’s Common Stock (the “Shares”) owned by such Investor, or over which such Investor has voting control, from time to time and at all times, in whatever manner as shall be necessary to cause the adoption of the New Equity Incentive Plan at the 2016 annual meeting of the Company’s stockholders or any other special meeting of stockholders for that purpose. For purposes of this Agreement, the “New Equity Incentive Plan” shall mean an equity incentive plan adopted by the Company’s Board and recommended by the Board for adoption by the Company’s stockholder that provides the Company’s directors, employees and other service providers the ability to acquire shares of the Company’s Common Stock; provided, however, that such equity incentive plan does not authorize the issuance of a number of shares of the Company’s Common Stock that is greater than 10% of the Company’s outstanding Common Stock calculated as of January 1, 2016.

3.     Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

4.     Restrictive Legend. Each certificate representing any of the Shares subject to this Agreement shall be marked by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A NOMINATION AND VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID NOMINATION AND VOTING AGREEMENT.”

5.     Termination. This Agreement shall terminate upon the earlier of: (i) the date of the repayment by the Company of the entire principal balance of the Debenture, together with all interest accrued or payable thereunder; and (ii) after a conversion of the outstanding principal and interest of the Debenture into Common Stock, the date which the Investors no longer own fifty percent (50%) of the Company’s Common Stock on a fully diluted basis.

6.     Miscellaneous.

(a)     Notices. All notices and other communications hereunder shall be in writing and shall be deemed received (a) on the date of delivery if delivered personally and/or by messenger service, (b) on the date of confirmation of receipt of transmission by facsimile (or, the first Business Day following such receipt if (i) the date is not a Business Day or (ii) confirmation of receipt is given after 5:00 p.m., Pacific Time) or (c) on the date of confirmation of receipt if delivered by a nationally or internationally recognized courier service (or, the first Business Day following such receipt if (i) the date is not a Business Day or (ii) confirmation of receipt is given after 5:00 p.m., Pacific Time), to the parties at the addresses set forth in the Purchase Agreement (or at such other address for a party as shall be specified by like notice).

(b)     Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was an Investor hereunder.

(c)     Entire Agreement; Severability. This Nomination and Voting Agreement, together with the Purchase Agreement and the “Transaction Documents” contemplated thereby, constitute the full and entire understanding, promise and agreement by and among the Company and the Investors with respect to the subject matter hereof, and it supersedes, merges and renders void every other prior written and/or oral understanding, promise or agreement by and among the Company and the Investors. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that replaces the excluded provision and that most nearly effects the parties’ intent in entering into this Agreement.

(d)     Governing Law. This Agreement is being executed and delivered and is intended to be performed, in the State of California, and the laws of such state shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.

(e)     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(f)     Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and so all such other acts and things as may be necessary to more fully effectuate this Agreement.

(g)     No Grant of Proxy. This Agreement does not grant any proxy and should not be interpreted as doing so. Nevertheless, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

(h)     Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(i)     Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investors.

(j)     No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(k)     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(Signature page follows)

The parties have executed this Nomination and Voting Agreement as of the date first above written.

COMPANY

CESCA THERAPEUTICS INC.
a Delaware corporation

By:
Robin Stracey
Chief Executive Officer

INVESTORS

BOYALIFE INVESTMENT INC.

By:
Name:
Title:

BOYALIFE (HONG KONG) LIMITED

By:
Name:
Title:

(Signature page to Nomination and Voting Agreement)